SOFTWARE RIGHTS AGREEMENT

THIS SOFTWARE RIGHTS AGREEMENT (this "Agreement") is made as of July 23, 2012 (the "Effective Date"), by and among DONNA KLAUENBURCH and TAO KLAUENBURCH as general partners dba greners.com ("Seller"), DENNIS KUZNETSOV ("Co-Owner"), and PHOTOTRON HOLDINGS, INC., a Delaware corporation ("Buyer").

RECITALS

A.	Except for the App Engine Components (as defined herein), Tao Klauenburch designed, developed, and implemented all operational components of Seller's website (the "Website") including, without limitation, all source code, scripting code, object code, the App Engine Components, data files, data structures, specification documents, reference materials, and any and all other data information reasonably related to the Website (collectively, the "Software"). The current domain name for the Website is greners.com.
B.	Tao Klauenburch and Co-Owner jointly developed all Google App Engine ecommerce components of the Software (the "App Engine Components").
C.	Tao Klauenburch and Co-Owner each own a fifty percent (50%) undivided interest in the App Engine Components.
D.	Pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of July 23, 2012, by and between Seller and Buyer, Buyer is acquiring substantially all of Seller's assets and rights required to conduct the online retail business currently operated by Seller.
E.	Included in the assets purchased by Buyer pursuant to the Purchase Agreement, is all of Seller's undivided interest in all implemented and operational components, as of the Closing Date (as defined in the Purchase Agreement), of the Software (the "Purchased Software"). Notwithstanding the foregoing, all functionality and processes related to the "Outdoor Garden, Patio" section of the Website shall be retained, by Seller, as the property of Seller after the Closing Date.
F.	Pursuant to the Purchase Agreement, Buyer has agreed, among other things, to (i) not to sell or license the Purchased Software except in the case of a sale of substantially all of the assets purchased by Buyer from Seller pursuant to the terms and conditions of the Purchase Agreement to a wholly unaffiliated third party; (ii) not to use the Purchased Software for any purpose other than those purposes related directly to the operation of the Website; and (iii) inform all affiliates, subsidiaries, and successors in interest of the foregoing restrictions.
G.	Seller and Co-Owner desire to enter into this Agreement to define the respective rights of each party to the App Engine Components.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.               Incorporation of Recitals. The parties acknowledge the accuracy of the foregoing recitals of facts and understandings, which are incorporated herein by this reference.

2.               Ownership of Purchased Software. Co-Owner acknowledges and agrees that his entire right, title and interest in the Purchased Software is limited to his fifty percent (50%) undivided ownership interest in the App Engine Components.

3.               Restrictions on Software Usage.

(a)             Co-Owner hereby agrees (i) to not use the App Engine Components, or any portion thereof, for any purpose that competes, directly or indirectly, with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; (ii) that any sale or license of the App Engine Components, or any portion thereof, must expressly preclude the purchaser or licensee from using the App Engine Components to compete, directly or indirectly, with Buyer's online sales of hydroponic and indoor gardening equipment and supplies; and (iii) to inform all affiliates, subsidiaries, and successors in interest of the restrictions set forth in this Section 3

.

(b)            Notwithstanding anything contained in this Agreement to the contrary, Co-Owner acknowledges and agrees that the rights and the obligations of this Agreement run with the App Engine Components. Other than the transfer restrictions set forth in Section 3(a) above, nothing in this Agreement limits the right of Co-Owner to sell, assign or transfer its ownership interest in the App Engine Components to any other Person (as defined in Section 8(a) below); provided, however, any transferee, recipient, or licensee of the App Engine Components must agree in writing to be bound by the terms and conditions of this Agreement. Any sale, assignment, transfer, or license in violation of this Agreement is null and void.

4.               Sale of Purchased Software. Co-Owner hereby agrees that he does not, and will not, object to or, in any manner, oppose (i) Seller entering into the Purchase Agreement; or (ii) the transfer and sale of Seller's right, title and interest in the Purchased Software to Buyer.

5.               Waiver of Rights. Co-Owner hereby:

(a)             Waives to the fullest extent permitted by law and agrees not to assert or take advantage of any co-ownership rights including, without limitation, Buyer's duty to account to Co-owner as a co-owner of the Purchased Software or the App Engine Components; and

(b)            Agrees not to seek from Buyer any payments, fees, royalties, profits, or benefits of any kind related to Buyer's use of the Purchased Software, the App Engine Components, or Buyer's business operations.

6.               Co-Owner's Release.

(a)             Except for the obligations created by this Agreement, Co-Owner and his successors, heirs and assigns, do hereby absolutely, fully and forever release, relieve, waive, relinquish, absolve, acquit and discharge Donna Klauenburch and Tao Klauenburch, and each of their respective agents, successors, heirs assigns, and representatives, of and from any and all manner of claims, demands, promises, cause or causes of action, action or actions, suits, debts, liabilities, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens of every kind or nature whatsoever, whether mature, contingent, direct, derivative, subrogated, personal, assigned, known, unknown, discovered, undiscovered, suspected, unsuspected or otherwise, which they have, may have or have owned, or held at any time by reason of any matter, cause or thing whatsoever prior to the Effective Date of this Agreement in any way arising out of or relating to, or in connection with, the Software, the Purchased Software, the App Engine Components, the transactions contemplate by the Purchase Agreement, Buyer's use of the Purchased Software, Buyer's business operations, Co-Owner's relationship with Buyer, or Co-Owner's relationship with Donna Klauenburch or Tao Klauenburch.

(b)            Co-Owner acknowledges and agrees that the release set forth in Section 6(a) above is a full and final release applying not only to all claims that are presently known, anticipated, or disclosed, but also to all claims that are presently unknown, unanticipated, and undisclosed. CO-OWNER HEREBY WAIVES ANY AND ALL RIGHTS OR BENEFITS THAT IT MAY NOW HAVE OR MAY HAVE IN THE FUTURE REGARDING CLAIMS, UNDER THE TERMS OF CALIFORNIA CIVIL CODE SECTION 1542 ("Section 1542"), WHICH PROVIDES AS FOLLOWS:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

(c)             Co-Owner, being aware of Section 1542, hereby expressly waives and relinquishes any rights or benefits it has or may have thereunder in connection with the release provided herein, as well as under any other statute or common law principle of similar effect.

7.               Compensation. The compensation to be paid by Seller to Co-Owner for the covenants, representations, and warranties set forth herein shall be Five Thousand Dollars ($5,000) (the "Compensation"). The Compensation shall be paid upon the closing of the transactions contemplated by the Purchase Agreement in cash or by certified check, wire transfer or other readily available funds.

8.               Representations and Warranties of Co-Owner. Co-Owner hereby represents and warrants to Seller that:

(a)             Intellectual Property. To the best knowledge of Co-Owner, (i) Co-Owner and Seller have the right to use the Purchased Software without infringing or violating the rights of any other Person (as defined herein); (ii) no claim has been asserted by any Person challenging the validity of the Purchased Software or the use thereof by Seller or Co-Owner; and (iii) the Purchased Software may be used by Buyer in its operations without the consent of, or payment of consideration to, any other Person. As used herein, "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization or any federal, state, county, city, municipal or other local or foreign government or any subdivision, authority, commission, board, bureau, court, administrative panel or other instrumentality thereof.

(b)            Claims and Legal Proceedings. There is no claim, products liability action, litigation, proceeding or governmental investigation pending or, to the best of Co-Owner's knowledge, threatened, or any order, injunction or decree outstanding, against Seller or Co-Owner. To the best of Co-Owner's knowledge, there is no reasonable basis for future claims, litigations, proceedings or investigations against Seller or Co-Owner which, if adversely determined, might have a material adverse effect on the transactions contemplated by the Purchase Agreement or Co-Owner's covenants set forth in this Agreement.

9.               Indemnification. Co-Owner (the "Indemnifying Party") hereby agrees to indemnify, defend (by counsel reasonably satisfactory to the Indemnified Party) and hold harmless Donna Klauenburch or Tao Klauenburch and each of their respective heirs, successors, and assigns (each, an "Indemnified Party") from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential, contingent or otherwise, asserted against, resulting to, imposed upon, or incurred by any Indemnified Party, directly or indirectly, by reason of or resulting from any breach by the Indemnifying Party of any of its representations, warranties, covenants, or agreements contained in this Agreement.

10.            Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their facsimile number or address as set forth, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to Seller:

Donna and Tao Klauenburch

P.O. Box 526

Guerneville, CA 95446

If to Co-Ower:

Dennis Kuznetsov

P.O. Box 83

Vail, CO 81658

If to Buyer:

Phototron Holdings, Inc.

20259 Ventura Boulevard

Woodland Hills, CA 91364

Attn: President or CEO

11.            Miscellaneous.

(a)             Legal Representation. The parties acknowledge that the law firm of Spaulding McCullough & Tansil LLP has prepared this Agreement and represents solely the interests of Seller. Each party hereto does hereby represent and warrant that such party has received, or has had the opportunity and adequate time to receive, independent tax and legal advice from counsel of such party's choice with respect to the advisability of entering into and performing such party's obligations under this Agreement. Each party hereto does hereby represent and warrant that such party has read and understands the terms and conditions of this Agreement.

(b)            Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)             Governing Law, Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties consent to the exclusive jurisdiction and venue of federal and state courts in the county of Sonoma in the State of California.

(d)            Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. It supersedes all prior agreements between the parties, whether oral or written. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party or parties to be bound thereby. The waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(e)             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f)             Interpretation. Any rule of interpretation (including, without limitation, California Civil Code section 1654) to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Terms that are not specifically defined herein shall be given their ordinary meaning. Section references, unless otherwise specified, refer to sections of this Agreement. Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to (i) all rules and regulations promulgated thereunder, unless the context clearly requires otherwise; and (ii) such statue, law, rule or regulation as amended or otherwise modified from time to time. Any reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable, hereof. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neutral genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "knowledge" will mean actual and constructive knowledge. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(g)            Attorneys' Fees. If any legal action or any other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled. "Prevailing party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party who is determined to be the prevailing party by a court of law or arbitrator.

(h)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Software Rights Agreement as of the date first above stated.

Seller:

/s/ Donna Klauenburch

Donna Klauenburch

/s/ Tao Klauenburch

Tao Klauenburch

CO-OWNER:

/s/ Dennis Kuznetsov

Dennis Kuznetsov

Buyer:

PHOTOTRON HOLDINGS, INC.,

a Delaware corporation

By: /s/ Sterling C. Scott

Sterling C. Scott, CEO

By: /s/ Justin Manns

Justin Manns, CFO